EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 1, 2004, relating to the consolidated financial statements and financial statement schedule of Hutchinson Technology Incorporated appearing in the Annual Report on Form 10-K of Hutchinson Technology Incorporated for the year ended September 26, 2004.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
February 1, 2005